Exhibit 99.1

Industrial Income Trust®

5125

Ontario Mills Distribution Center

First Quarter 2014

Supplemental Reporting Package

March 31, 2014

Table of Contents

The following supplements Industrial Income Trust Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2014, which is available at www.industrialincome.com. As used herein, the terms “IIT,” the “Company,” “we,” “our,” or “us” refer to Industrial Income Trust Inc.

Overview	2

Quarterly Highlights	3

Consolidated Statements of Operations	4

Consolidated Balance Sheets	5

Consolidated Statements of Cash Flows	6

Funds from Operations	7

Selected Financial Data	8

Portfolio Overview	9

Lease Expirations & Top Customers	11

Acquisitions / Dispositions / Development Summary	12

Debt	13

Definitions	14

This supplemental information contains forward-looking statements that are based on IIT’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the failure of acquisitions to perform as IIT expects, IIT’s ability to successfully integrate acquired properties and operations and otherwise execute on its investment strategy, the availability of affordable financing, the availability of cash flows from operating activities for distributions and capital expenditures and those risks set forth in the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended or supplemented by the Company’s other filings with the SEC. Any of these statements could prove to be inaccurate, and actual events or IIT’s investments and results of operations could differ materially from those expressed or implied. To the extent that IIT’s assumptions differ from actual results, IIT’s ability to meet such forward-looking statements, including its ability to consummate additional acquisitions and financings, to invest in a diversified portfolio of quality real estate investments, and to generate attractive returns for investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. IIT cannot assure you that it will attain its investment objectives.

First Quarter 2014 Supplemental Reporting Package	Page 1

Overview

IIT is a leading, national industrial real estate investment trust that selectively acquires, develops, and operates high-quality distribution warehouses located in key U.S. logistics centers serving corporate customers. IIT’s core strategy has been to build a national platform of institutional quality industrial properties by targeting markets that have high barriers to entry, proximity to a large demographic base, and/or access to major distribution infrastructure. IIT acquired its first building in June 2010.

As of March 31, 2014, IIT owned and managed a consolidated portfolio that included 297 industrial buildings totaling approximately 57.6 million square feet in 20 major industrial markets throughout the U.S with 548 customers that had a weighted-average remaining lease term (based on square feet) of 5.2 years. Of the 297 industrial buildings we owned and managed as of March 31, 2014:

•

286 industrial buildings totaling approximately 55.4 million square feet comprised our operating portfolio, which was 94% occupied (94% leased) and included 20 industrial buildings classified as held for sale.

•	11 industrial buildings totaling approximately 2.2 million square feet comprised our development portfolio.

Public Earnings Call

We will host a public conference call on Thursday, May 22, 2014 to review quarterly operating and financial results for the quarter ended March 31, 2014. Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will present operating and financial data and discuss the Company’s corporate strategy and acquisition, disposition and development activity. The conference call will take place at 2:15 p.m. MDT and can be accessed by dialing (800) 747-0367. To access a replay of the call, contact Dividend Capital at (866) 324-7348.

Contact Information

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Attn: Thomas G. McGonagle, Chief Financial Officer

First Quarter 2014 Supplemental Reporting Package	Page 2

Quarterly Highlights

The following is an overview of our financial and operating results for the quarter ended March 31, 2014:

•

We leased approximately 1.5 million square feet, which included 0.5 million square feet of new leases and expansions, and 1.0 million square feet of renewals and future leases. Future leases represent new leases for units that are entered into while the units are occupied by the current customer.

•	Our net operating income(1) was $58.3 million for the quarter ended March 31, 2014, as compared to net operating income of $38.2 million for the same period in 2013.

•

Our net loss was $4.8 million, or $0.02 per share, for the quarter ended March 31, 2014. This compares to a net loss of $10.9 million, or $0.08 per share, for the same period in 2013. These results include non-recurring acquisition-related expenses of $0.6 million for the quarter ended March 31, 2014, and $2.7 million for the same period in 2013.

•

We had Company-defined Funds from Operations (“Company-Defined FFO”)(2) of $33.4 million, or $0.16 per share, for the quarter ended March 31, 2014, as compared to $21.0 million, or $0.15 per share, for the same period in 2013.

Our operating results for the quarters ended March 31, 2014 and 2013 are not directly comparable, as we were in the acquisition phase of our life cycle during 2013, and as such, the results of our operations were significantly impacted by the timing of our acquisitions and the equity raised through our public offerings.

(1)	See “Selected Financial Data” for additional information regarding net operating income, as well as “Definitions” for a reconciliation of net operating income to GAAP net loss.
(2)	See “Funds from Operations” for a reconciliation of GAAP net loss to Company-defined FFO, as well as “Definitions” for additional information.

First Quarter 2014 Supplemental Reporting Package	Page 3

Consolidated Statements of Operations

	For the Quarter Ended March 31,
(in thousands, except per share data)	2014	2013
Revenues:
Rental revenues	$81,537	$51,254

Total revenues	81,537	51,254

Operating expenses:
Rental expenses	23,245	13,083
Real estate-related depreciation and amortization	37,616	27,282
General and administrative expenses	1,798	1,661
Asset management fees, related party	7,322	4,532
Acquisition-related expenses, related party	199	958
Acquisition-related expenses	354	1,771

Total operating expenses	70,534	49,287

Operating income	11,003	1,967
Other expenses:
Equity in loss of unconsolidated joint ventures	21	1,286
Interest expense and other	15,797	11,598

Total other expenses	15,818	12,884
Net loss	(4,815)	(10,917)
Net loss attributable to noncontrolling interests	—	—

Net loss attributable to common stockholders	$(4,815)	$(10,917)

Weighted-average shares outstanding	208,135	141,484

Net loss per common share - basic and diluted	$(0.02)	$(0.08)

First Quarter 2014 Supplemental Reporting Package	Page 4

Consolidated Balance Sheets

($ in thousands)	March 31, 2014	December 31, 2013
ASSETS
Net investment in real estate properties	$3,395,577	$3,499,570
Investment in unconsolidated joint ventures	8,085	8,066
Cash and cash equivalents	15,785	18,358
Restricted cash	2,848	2,813
Straight-line rent receivable	32,264	28,614
Tenant receivables, net	8,277	5,497
Notes receivable	3,612	3,612
Deferred financing costs, net	10,864	11,543
Deferred acquisition costs	29,459	25,390
Other assets	6,900	10,601
Assets held for sale	101,792	—

Total assets	$3,615,463	$3,614,064

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$29,371	$35,789
Tenant prepaids and security deposits	39,105	44,719
Intangible lease liability, net	30,045	31,858
Debt	1,914,651	1,876,631
Distributions payable	32,515	32,301
Other liabilities	4,020	684
Liabilities related to assets held for sale	847	—

Total liabilities	2,050,554	2,021,982
Total stockholders’ equity	1,564,908	1,592,081
Noncontrolling interests	1	1

Total liabilities and equity	$3,615,463	$3,614,064

Shares outstanding	207,959	206,743

First Quarter 2014 Supplemental Reporting Package	Page 5

Consolidated Statements of Cash Flows

	For the Quarter Ended March 31,
($ in thousands)	2014	2013
Operating activities:
Net loss	$(4,815)	$(10,917)
Adjustments to reconcile net loss to net cash provided by operating activities:
Real estate-related depreciation and amortization	37,616	27,282
Equity in loss of unconsolidated joint venture	21	1,286
Straight-line rent and amortization of above- and below-market leases	(3,604)	(1,227)
Other	465	508
Changes in operating assets and liabilities	(9,673)	402

Net cash provided by operating activities	20,010	17,334

Investing activities:
Real estate acquisitions	(14,498)	(94,322)
Acquisition deposits	(8,743)	(5,700)
Capital expenditures and development activities	(21,048)	(5,926)
Investments in unconsolidated joint ventures	—	(1,711)
Other	(23)	(116)

Net cash used in investing activities	(44,312)	(107,775)

Financing activities:
Repayments of mortgage notes	(1,547)	(744)
Proceeds from lines of credit	40,000	25,000
Repayments of lines of credit	—	(75,000)
Proceeds from issuance of common stock	—	179,406
Offering costs for issuance of common stock	(276)	(16,407)
Distributions paid to common stockholders	(16,199)	(10,554)
Other	(249)	(2,835)

Net cash provided by financing activities	21,729	98,866

Net (decrease) increase in cash and cash equivalents	(2,573)	8,425
Cash and cash equivalents, at beginning of period	18,358	24,550

Cash and cash equivalents, at end of period	$15,785	$32,975

First Quarter 2014 Supplemental Reporting Package	Page 6

Funds from Operations (1)

Our first quarter 2014 Company-defined FFO was $0.16 per share, as compared to $0.15 per share for the first quarter 2013. There can be no assurances that the current level of Company-defined FFO will be maintained.

	For the Quarter Ended March 31,
(in thousands, except per share data)	2014	2013
Net loss	$(4,815)	$(10,917)

Net loss per common share	$(0.02)	$(0.08)

Reconciliation of net loss to FFO:
Net loss	$(4,815)	$(10,917)
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	37,616	27,282
Real estate-related depreciation and amortization of unconsolidated joint venture	9	1,860

NAREIT-defined FFO	$32,810	$18,225

NAREIT-defined FFO per common share	$0.16	$0.13

Reconciliation of FFO to Company-defined FFO:
NAREIT-defined FFO	$32,810	$18,225
Add (deduct) Company-defined adjustments:
Acquisition costs	553	2,729
Acquisition costs of unconsolidated joint venture	—	58

Company-defined FFO	$33,363	$21,012

Company-defined FFO per common share	$0.16	$0.15

Weighted-average shares outstanding	208,135	141,484

(1)	See “Definitions” for additional information regarding Funds from Operations (“FFO”) and Company-defined FFO.

First Quarter 2014 Supplemental Reporting Package	Page 7

Selected Financial Data

The following table presents selected consolidated financial information, which has been derived from our consolidated financial statements. The information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, and as such, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The same store operating portfolio for the quarter ended March 31, 2014 and 2013 included 186 buildings owned as of January 1, 2013, and represents approximately 62% of total rentable square feet or 64% of total revenues as of March 31, 2014.

	For the Quarter Ended March 31,
($ in thousands, except per share data)	2014	2013
Operating data:
Rental revenues from same store operating properties(1)	$51,933	$49,956
Rental revenues from other properties(1)	29,604	1,298

Total rental revenues	81,537	51,254

Rental expenses from same store operating properties(1)	14,541	12,431
Rental expenses from other properties(1)	8,704	652

Total rental expenses	23,245	13,083

NOI from same store operating properties	37,392	37,525
NOI from other properties	20,900	646

Total NOI (2)	$58,292	$38,171

Less straight-line rents	$(5,025)	$(2,282)
Plus amortization of above market leases, net	1,421	1,055

Cash NOI (2)	$54,688	$36,944

Distributions declared per common share	$0.15625	$0.15625

Cash flow data:
Net cash provided by operating activities	$20,010	$17,334
Net cash used in investing activities	$(44,312)	$(107,775)
Net cash provided by financing activities	$21,729	$98,866

Development activity	$12,074	$1,390
Tenant improvements and leasing commissions	$7,618	$4,094
Property maintenance and improvements	$1,356	$442

Total capital expenditures	$21,048	$5,926

Total rental revenues increased significantly for the quarter ended March 31, 2014 as compared to the same period in 2013, primarily due to the increase in non-same store rental revenues, which was attributable to the growth in our portfolio. For the quarter ended March 31, 2014, non-same store rental revenues reflects the addition of 95 buildings we acquired since January 1, 2013, which includes the consolidated results of the 31 properties acquired in conjunction with our acquisition of our partner’s equity interest in the IIT North American Industrial Fund I Limited Partnership (“Fund I Partnership”) that were previously unconsolidated. Same store rental revenues for the quarter ended March 31, 2014 increased by $2.0 million, or 4.0%, as compared to the same period in 2013, primarily due to an increase in tenant reimbursement revenue, which was driven by higher reimbursable expenses.

Total rental expenses increased for the quarter ended March 31, 2014, as compared to the same period in 2013, primarily due to an increase in non-same store rental expenses attributable to the significant increase in the number of buildings acquired compared to the same period during 2013. Same store rental expenses increased by $2.1 million, or 17.0% for the quarter ended March 31, 2014, as compared to the same period in 2013, primarily due to higher snow removal costs due to the extreme snowfall in certain markets during the first quarter of 2014, as well as an increase in certain real estate taxes.

(1)	See “Definitions” for additional information regarding “same store operating properties” and “other properties.”
(2)	See “Definitions” for a reconciliation of net operating income to GAAP net loss and for a reconciliation of cash net operating income to GAAP net loss.

First Quarter 2014 Supplemental Reporting Package	Page 8

Portfolio Overview

Our portfolio consists primarily of quality, functional industrial buildings with generic features designed for operating flexibility and for high acceptance by a wide range of customers. As of March 31, 2014, the weighted-average age of our buildings (based on square feet) was 13.9 years.

Portfolio Data

	As of
(square feet in thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Number of consolidated buildings	297	296	197
Number of unconsolidated buildings (1)	2	1	29

Total number of buildings	299	297	226

Rentable square feet of consolidated buildings	57,558	57,230	38,205
Rentable square feet of unconsolidated buildings (1)	710	180	6,182

Total rentable square feet	58,268	57,410	44,387

Total number of customers	548	553	429
Percent occupied of operating portfolio	94%	94%	95%
Percent occupied of total portfolio	92%	91%	91%
Percent leased of operating portfolio	94%	95%	95%
Percent leased of total portfolio	92%	93%	91%

Markets by Total Rentable Square Feet

as of March 31, 2014

(1)

In September 2013, we acquired our partner’s equity interest in the Fund I Partnership joint venture. As of the date of the acquisition, the Fund I Partnership included 31 buildings aggregating approximately 7.2 million square feet.

First Quarter 2014 Supplemental Reporting Package	Page 9

Portfolio Overview

As of March 31, 2014, we owned and managed a well-diversified industrial portfolio located in 20 major industrial markets throughout the U.S. Approximately 72% (based on square feet) and 70% (based on annual base rent) of our total portfolio was located in our top-tier industrial markets(1), and approximately 36%, 34%, and 30% of our portfolio (based on square feet) was located in the East, Central, and West regions of the U.S., respectively.

($ and square feet in thousands)	Number of Buildings	Rentable Square Feet	Occupied Rate	Leased Rate	Annualized Base Rent	Percent of Total Annualized Base Rent
Operating Properties:
Atlanta	20	6,206	88.9%	89.1%	$17,537	7.5%
Austin	7	748	97.4	97.4	4,444	1.9
Baltimore / D.C.	24	4,550	95.4	95.8	21,663	9.2
Chicago	19	3,967	90.3	90.3	14,974	6.4
Dallas	27	3,746	95.5	95.5	15,022	6.4
Denver	1	554	100.0	100.0	3,348	1.4
Houston	27	2,803	87.5	87.6	12,837	5.5
Indianapolis	7	2,698	92.9	92.9	11,288	4.8
Memphis	6	2,176	89.3	89.3	5,527	2.4
Nashville	6	2,531	100.0	100.0	8,930	3.8
New Jersey	11	2,074	94.4	94.4	10,677	4.6
Pennsylvania	29	5,249	96.7	96.7	22,546	9.6
Phoenix	17	4,646	91.2	91.2	22,633	9.6
Portland	21	1,423	89.5	89.5	6,805	2.9
Salt Lake City	4	1,140	97.9	97.9	5,337	2.3
San Francisco Bay Area	7	1,084	97.4	97.4	5,008	2.1
Seattle / Tacoma	10	1,950	96.1	99.7	8,257	3.5
South Florida	21	1,793	97.7	97.7	11,270	4.8
Southern California	21	5,936	98.3	98.3	22,622	9.6
Tampa	1	147	100.0	100.0	943	0.4

Total Operating Properties	286	55,421	93.9	94.1	231,668	98.7

Development Properties:
Dallas(2)	1	301	100.0	100.0	—	—
Houston	1	328	—	—	—	—
New Jersey	6	637	44.7	44.7	2,679	1.2
San Francisco Bay Area	1	85	38.8	38.8	277	0.1
Southern California	2	786	—	—	—	—

Total Development Properties	11	2,137	28.9	28.9	2,956	1.3

Total Portfolio	297	57,558	91.5%	91.7%	$234,624	100.0%

(1)	Our top-tier industrial markets include: Atlanta, Baltimore / D.C., Chicago, Dallas, Houston, New Jersey, Pennsylvania, San Francisco Bay Area, Seattle / Tacoma, South Florida and Southern California.
(2)	This building is fully occupied by a customer that has rent abated through October 31, 2014.

First Quarter 2014 Supplemental Reporting Package	Page 10

Lease Expirations & Top Customers

As of March 31, 2014, our consolidated real estate portfolio consisted of 297 industrial buildings occupied by 548 customers with 602 leases.

Lease Expirations

During the first quarter of 2014, we leased approximately 1.5 million square feet, which included 0.5 million square feet of new leases and expansions and 1.0 million square feet of renewals and future leases. Future leases represent new leases for units that are entered into while the units are occupied by the current customer. Expansions represented approximately 5.8% of the total leasing activity for the quarter ended March 31, 2014.

($ and square feet in thousands)	Number of Leases	Occupied Square Feet	Percent of Total Occupied Square Feet	Annualized Base Rent	Percent of Total Annualized Base Rent
Remainder of 2014(1)	65	4,000	7.6%	$18,414	7.8%
2015	116	5,330	10.1	25,563	10.9
2016	95	6,152	11.7	29,025	12.4
2017	89	4,846	9.2	23,861	10.2
2018	74	7,779	14.8	33,953	14.5
2019	48	5,707	10.9	25,416	10.8
2020	28	3,005	5.7	13,104	5.6
2021	23	5,069	9.6	22,560	9.6
2022	20	3,910	7.4	17,571	7.5
2023	18	1,596	3.0	6,852	2.9
Thereafter	26	5,285	10.0	18,305	7.8

Total occupied	602	52,679	100.0%	$234,624	100.0%

Customers

Of the 548 customers as of March 31, 2014, there were no customers that individually represented more than 10% of total annualized base rent or total occupied square feet. The following table reflects our 10 largest customers, based on annualized base rent, which occupied a combined 12.4 million square feet as of March 31, 2014:

Customer	Percent of Total Annualized Base Rent	Percent of Total Occupied Square Feet
Amazon.com, LLC	5.8%	4.7%
Home Depot USA INC.	4.4	4.4
Hanesbrands, Inc.	2.6	2.5
Belkin International	2.3	1.5
CEVA Logistics U.S.	2.2	2.7
Solo Cup Company	1.9	3.0
GlaxoSmithKlein	1.4	1.2
United Natural Foods, Inc.	1.4	1.0
FedEx	1.1	0.9
Harbor Freight Tools	1.1	1.5

Total	24.2%	23.4%

(1)	Includes month-to-month leases.

First Quarter 2014 Supplemental Reporting Package	Page 11

Acquisitions / Dispositions / Development Summary

Acquisitions

In January 2014, we acquired the Imperial Distribution Center, which is one building totaling 328,000 square feet in the Houston market, for a purchase price of approximately $18.7 million. The building is currently vacant.

As of March, 31, 2014, the Company’s aggregate gross investment in properties was $3.6 billion.

Dispositions

As of March 31, 2014, there were 20 industrial buildings aggregating 2.8 million square feet that represented $100.4 million of net investment in real estate that met the criteria as held for sale. The held for sale properties included the following, all of which were sold in April 2014:

•	One building totaling 1.3 million square feet located in the Atlanta market.

•	Five buildings totaling 0.9 million square feet located in the Dallas market.

•	13 buildings totaling 0.5 million square feet located in the Portland market.

•	One building totaling 0.1 million square feet located in the Tampa market.

Development

As of March 31, 2014, we had the following development projects:

•	Two buildings under construction totaling 1.0 million square feet.

•	Six buildings where construction has not yet commenced totaling 0.6 million square feet.

First Quarter 2014 Supplemental Reporting Package	Page 12

Debt

Summary of Consolidated Debt

As of March 31, 2014, we had approximately $1.9 billion of consolidated indebtedness, which was comprised of borrowings under our lines of credit and term loans, and our mortgage note financings. Our consolidated debt had a weighted-average remaining term of approximately 5.6 years. The following is a summary of our consolidated debt as of March 31, 2014:

($ in thousands)	Stated Interest Rate as of March 31, 2014	Maturity Date	Balance as of March 31, 2014
Lines of credit	1.95%	August 2015 - January 2017	$290,000
Term loans(1)	2.13%	January 2018 - January 2019	500,000
Fixed-rate mortgage notes	4.26%	June 2015 - November 2024	1,115,571
Variable-rate mortgage note	2.19%	May 2015	9,080

Total / weighted-average mortgage notes	4.25%		1,124,651

Total / weighted-average consolidated debt	3.35%		$1,914,651

Fixed-rate debt(2)	4.02%		69%
Variable-rate debt(2)	1.86%		31%

Total / weighted-average	3.35%		100%

Scheduled Principal Payments of Debt

As of March 31, 2014, the principal payments due on our consolidated debt during each of the next five years and thereafter were as follows:

($ in thousands)	Lines of Credit (3)	Term Loans	Mortgage Notes	Total
Remainder of 2014	$—	$—	$5,221	$5,221
2015	205,000	—	52,985	257,985
2016	—	—	20,040	20,040
2017	85,000	—	62,174	147,174
2018	—	200,000	151,918	351,918
Thereafter	—	300,000	826,557	1,126,557

Total principal payments	290,000	500,000	1,118,895	1,908,895
Unamortized premium on assumed debt	—	—	5,756	5,756

Total	$290,000	$500,000	$1,124,651	$1,914,651

(1)

Effective January 14, 2014, the interest rate for the $200.0 million term loan was fixed through the use of interest rate swaps at an all-in interest rate of 2.68% as of March 31, 2014. The forward-starting interest relating to the $300.0 million term loan has an effective date of January 20, 2015 and will have an all-in interest rate ranging from 3.31% to 4.16%, depending on our consolidated leverage ratio at that time.

(2)

Assuming the effects of the forward-starting interest rate swap agreements relating to the $300.0 million term loan, approximately 84% of our total debt was fixed and 16% of our total debt was variable as of March 31, 2014.

(3)	Both lines of credit may be extended pursuant to two one-year extension options, subject to certain conditions.

First Quarter 2014 Supplemental Reporting Package	Page 13

Definitions

Annualized Base Rent. Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of March 31, 2014, multiplied by 12.

Consolidated Portfolio. The consolidated portfolio excludes properties owned through our unconsolidated joint ventures.

Development Portfolio. The development portfolio includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s completion or a building achieving 90% occupancy.

Funds from Operations (“FFO”) and Company-Defined FFO. We believe that FFO and Company-defined FFO, in addition to net loss and cash flows from operating activities as defined by GAAP, are useful supplemental performance measures that our management uses to evaluate our consolidated operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net loss or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. In addition, other REITs may define FFO and similar measures differently and choose to treat acquisition-related costs and potentially other accounting line items in a manner different from us due to specific differences in investment and operating strategy or for other reasons.

FFO. As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is a non-GAAP measure that excludes certain items such as real estate-related depreciation and amortization and gains or losses on sales of assets. We believe FFO is a meaningful supplemental measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. In addition, FFO adjusts for non-recurring gains or losses on the acquisition of certain joint venture properties. We use FFO as an indication of our consolidated operating performance and as a guide to making decisions about future investments.

Company-defined FFO. Similar to FFO, Company-defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization and gains or losses on sales of assets, and also excludes non-recurring acquisition-related costs (including acquisition fees paid to the Advisor) and a non-recurring loss from the early extinguishment of debt, each of which are characterized as expenses in determining net loss under GAAP. The purchase of operating properties has been a key strategic objective of our business plan focused on generating growth in operating income and cash flow in order to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, all paid and accrued acquisition-related costs negatively impact our operating performance and cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless the Advisor determines to waive the payment or reimbursement of these acquisition-related costs, then such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. As such, Company-defined FFO may not be a complete indicator of our operating performance, especially during periods in which properties are being acquired, and may not be a useful measure of the long-term operating performance of our properties if we do not continue to operate our business plan as disclosed.

Management does not include historical acquisition-related expenses in its evaluation of future operating performance, as such costs are one-time costs related to the acquisition. In addition, management does not include a non-recurring loss from the early extinguishment of debt in its evaluation of future operating performance as the transaction that resulted in the loss was driven by factors relating to the capital markets, rather than factors specific to the on-going operating performance of our properties. We use Company-defined FFO to, among other things: (i) evaluate and compare the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine liquidity event strategies. We believe Company-defined FFO facilitates a comparison to other REITs that are not engaged in significant acquisition activity and have similar operating characteristics as us. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with the same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net loss or to cash flows from operating activities and are

First Quarter 2014 Supplemental Reporting Package	Page 14

Definitions

not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate Company-defined FFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of Company-defined FFO.

GAAP. Generally accepted accounting principles used in the United States.

Net Operating Income (“NOI”) and Cash NOI. We define (i) NOI as GAAP rental revenues less GAAP rental expenses and (ii) cash NOI as NOI (as previously defined), excluding non-cash amounts recorded for straight-line rents and the amortization of above and below market leases. We consider NOI and cash NOI to be appropriate supplemental performance measures. We believe NOI and cash NOI provide useful information to our investors regarding our financial condition and results of operations because NOI and cash NOI reflect the operating performance of our properties and exclude certain items that are not considered to be controllable in connection with the management of the properties, such as real estate-related depreciation and amortization, acquisition-related expenses, general and administrative expenses, and interest expense. However, NOI and cash NOI should not be viewed as alternative measures of our financial performance since NOI and cash NOI excludes such expenses, which could materially impact our results of operations. Further, our NOI and cash NOI may not be comparable to that of other real estate companies as they may use different methodologies for calculating NOI and cash NOI. Therefore, we believe net loss, as defined by GAAP, to be the most appropriate GAAP measure to evaluate our overall performance. Refer to the reconciliation below of our GAAP net loss to NOI and cash NOI.

	For the Quarter Ended March 31,
($ in thousands)	2014	2013
GAAP net loss	$(4,815)	$(10,917)
Real estate-related depreciation and amortization	37,616	27,282
General and administrative expenses	1,798	1,661
Asset management fees	7,322	4,532
Acquisition costs	553	2,729
Other expenses	15,818	12,884

NOI	$58,292	$38,171

Straight-line rents	(5,025)	(2,282)
Amortization of above market leases, net	1,421	1,055

Cash NOI	$54,688	$36,944

Occupied Rate / Leased Rate. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

Operating Portfolio. The operating portfolio includes stabilized properties.

Same Store Operating Properties. The same store portfolio includes operating properties owned for the entirety of both the current year period and prior year period for which the operations have been stabilized. Properties that do not meet the same store criteria are included in “other properties” in “Selected Financial Data” above. The same store operating portfolio for the quarter ended March 31, 2014 and 2013 included 186 buildings owned as of January 1, 2013.

First Quarter 2014 Supplemental Reporting Package	Page 15